UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2006

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2006, StanCorp Financial Group, Inc. (“StanCorp”) entered into an agreement, dated June 15, 2006, for a five-year, $200 million senior unsecured revolving credit facility (“Facility”). The termination date of the Facility is June 15, 2011, though, at the option of StanCorp with the consent of the lenders under the Facility, the termination date can be extended for two additional one-year periods. Wells Fargo Bank, National Association is acting as administrative agent. Wells Fargo Bank, National Association and U.S. Bank National Association are joint lead arrangers of the transaction. The proceeds of the Facility will be used to provide for the working capital and general corporate purposes of the Company and its subsidiaries and the issuance of letters of credit. A copy of the Facility is attached hereto and furnished herewith as Exhibit 10.1.

Under the agreement, StanCorp is subject to customary covenants that take into consideration the impact of material transactions, changes to the business, compliance with legal requirements and financial performance. The two financial covenants include limitations based on the Company’s leverage ratio (total debt to total capitalization) and consolidated net worth.

The five-year Facility will be subject to performance pricing based upon the Company’s leverage ratio and will include interest based on a Eurodollar margin, plus facility and utilization fees. StanCorp currently has no commitments for standby letters of credit, standby repurchase obligations, or other related commercial commitments.

The lenders are:

Wells Fargo Bank, National Association

U.S. Bank National Association

The Bank of New York

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

The Northern Trust Company

William Street Commitment Corporation

Mellon Bank, N.A.

Item 1.02	Termination of a Material Definitive Agreement.

Effective upon the closing of the Facility, dated as of June 15, 2006, among StanCorp Financial Group, Inc., Wells Fargo Bank, National Association, U.S. Bank National Association and the lenders listed therein, two prior credit agreements were terminated. A prior credit agreement with U.S. Bank National Association for $75,000,000 was scheduled to terminate June 27, 2006, and a prior credit agreement with Keybank National Association for $75,000,000 was scheduled to terminate on June 26, 2006.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement Dated as of June 15, 2006 Among StanCorp Financial Group, Inc., as Borrower, The Lenders Listed Herein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, $200,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: June 16, 2006

/s/ Cindy J. McPike
Cindy J. McPike
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
* 10.1	Credit Agreement Dated as of June 15, 2006 Among StanCorp Financial Group, Inc., as Borrower, The Lenders Listed Herein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, $200,000,000

*	Furnished herewith